Exhibit 99.1

APOLLO MEDICAL HOLDINGS ANNOUNCES APPOINTMENT OF NEW CHIEF FINANCIAL OFFICER

Alhambra, CA and Glendale, CA – (PR Newswire) – June 6, 2018 – Apollo Medical Holdings, Inc. (“ApolloMed” or “the Company”) (NASDAQ: AMEH), an integrated population health management company, is pleased to announce the appointment of Eric Chin as the Company’s new Chief Financial Officer effective July 1, 2018. Mr. Chin will be replacing Mihir Shah, who has served as ApolloMed’s CFO for the past two years. Additionally, the Company has decided to eliminate the position of President, currently held by Gary Augusta, and transfer those duties to ApolloMed’s Co-CEOs, Warren Hosseinion, M.D. and Thomas Lam, M.D. Mr. Augusta will remain as a member of ApolloMed’s Board of Directors.

As CFO, Mr. Chin will be responsible for overseeing all financial aspects of the Company, including financial planning and analysis, accounting and financial reporting, as well as managing the internal audit, tax and treasury functions.

Mr. Chin has served as the Chief Financial Officer of Network Medical Management, Inc., one of the Company’s subsidiaries, since March 2018. Prior to joining Network Medical, Mr. Chin served as the Controller/Head of Finance - Real Estate of Public Storage, Inc., a New York Stock Exchange listed company and a member of the S&P 500. From May 2011 to October 2015, he served as Assistant Vice-President - Financial Reporting of Alexandria Real Estate Equities, Inc., a New York Stock Exchange listed company and a member of the S&P 500. Mr. Chin began his career at Ernst & Young LLP in 2002. In his role as an Assurance Senior Manager at Ernst & Young LLP, Mr. Chin provided assurance services to both publicly traded companies and private companies. In addition to providing audit and attestation services, Mr. Chin assisted clients with services related to equity offerings, debt offerings and technical research.

Mr. Chin is a Certified Public Accountant. He received his Bachelor of Arts degree in Business/Economics with Accounting and Computing from UCLA.

“We are excited to have Eric join our team,” stated Warren Hosseinion, M.D., Co-Chief Executive Officer of Apollo Medical Holdings. “He brings excellent credentials in both the public and private capital markets, a proven track record of financial stewardship and strong operational skills.”

“On behalf of our Board, our executive team and our employees, we wish Mihir and Gary the best in their future endeavors,” added Warren Hosseinion, M.D.

“We welcome Eric to the executive management team,” stated Kenneth Sim, M.D., Executive Chairman of Apollo Medical Holdings. “He will be an asset to the Company as we continue to execute on our growth initiatives.”

“ApolloMed is a leader in the population health management industry that leverages its core strengths of clinical expertise, its proven ability to profitably assume capitated financial risk for its patients and its technology platform,” stated Eric Chin. “I am excited to join ApolloMed’s passionate executive team.”

About Apollo Medical Holdings, Inc. (ApolloMed)

ApolloMed is a leading physician-centric integrated population health management company, which, together with its subsidiaries, including a Next Generation Accountable Care Organization (“NGACO”), and its affiliated Independent Physician Associations (each, an “IPA”), are working to provide coordinated, outcomes-based high-quality medical care for patients, particularly senior patients and patients with multiple chronic conditions, in a cost-effective manner.  Led by a management team with over two decades of experience,  ApolloMed is addressing the healthcare needs of its patients by leveraging its integrated health management and healthcare delivery platform that includes: Network Medical Management (MSO),  Apollo Medical Management (MSO), ApolloMed Hospitalists, APA ACO (Next Generation ACO), Allied Physicians of California (IPA), Maverick Medical Group (IPA) and Apollo Care Connect (Digital Population Health Management Platform). ApolloMed strives to improve medical outcomes with high-quality, cost-efficient care.  For more information, please visit www.apollomed.net.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements about the potential contributions of the Company’s newly appointed executive officer and the Company’s ability to leverage its core strengths. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company's management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company's reports to the U.S. Securities and Exchange Commission (including without limitation the ”Risk Factors” discussed in the Company's Annual Report on Form 10-K filed on April 2, 2018).

For More Information, PLEASE CONTACT:

Warren Hosseinion, M.D.

Co-Chief Executive Officer

Apollo Medical Holdings

(818) 839-5200

warrenhoss@apollomed.net